Exhibit 99.1

PRESS RELEASE

GALAXYEDGE ACQUISITION CORPORATION ANNOUNCES EXERCISE OF

OVER-ALLOTMENT OPTION

New York, NY, March 10, 2026 — GalaxyEdge Acquisition Corporation (NYSE: GLEDU or the “Company”), today announced that the underwriters of its recently announced initial public offering exercised their over-allotment option to purchase an additional 1,500,000 units of at the public offering price of $10.00 per unit, bringing the total units sold to 11,500,000. The closing of the over-allotment option, is expected to occur on March 12, 2026, subject to the satisfaction of customary closing conditions.

Each unit consists of one Class A ordinary share and one right to receive one-fourth of one ordinary share upon the consummation of the initial business combination. The units are listed on The New York Stock Exchange (“NYSE”) and began trading under the ticker symbol “GLEDU” on March 4, 2026. Once the securities comprising the units begin separate trading, the ordinary share and rights are expected to be listed on NYSE under the symbols “GLED” and “GLEDR,” respectively

Polaris Advisory Partners, a division of Kingswood Capital Partners LLC, served as the sole book-running manager for the offering.

Celine and Partners, P.L.L.C. served as legal counsel to the Company. Holland & Knight LLP served as legal counsel to Polaris Advisory Partners LLC. Equinox Capital Solutions Limited is the Sponsor of the Company.

A registration statement on Form S-1 relating to the securities (File No. 333-290899) was previously filed with the Securities and Exchange Commission (“SEC”) and was declared effective by the SEC on February 26, 2026. This offering was made only by means of a prospectus forming part of the effective registration statement. Copies of the prospectus may be obtained on the SEC’s website at http://www.sec.gov. Electronic copies of the prospectus may be obtained from Polaris Advisory Partners LLC, 5900 Balcones Drive, Suite 100, Austin, Texas 78731, or by telephone at (512) 537-6800

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The offering may be made only by means of the prospectus relating to the offering.

About GalaxyEdge Acquisition Corporation

The Company is a blank check company incorporated in the Cayman Islands as an exempted company with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. While the Company intends to conduct a global search for potential targets without geographic limitations, its management team has experience investing in and building businesses across the Asia-Pacific region and possesses a strong understanding of the region’s business environment, regulatory landscape and culture. The Company will not pursue an initial business combination with any entity based in, or having the majority of its operations in, Greater China. The Company is led by Mr. Ping Zhang, the Company’s Chairman, Chief Executive Officer and Chief Financial Officer.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the IPO and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Yuya Orime

Senior Vice President

Polaris Advisory Partners

(650) 690-1751